Exhibit 10.1

CREDIT AGREEMENT
(Amendment to existing credit agreement)

The undersigned:

1.   Suplusco Holding B.V., established in Beusichem,
  Key Technology B.V., established in Beusichem,
  hereinafter (together and individually) referred to as 'the Borrower',

2.   ABN AMRO Bank N.V., having its registered office in Amsterdam, the Netherlands, hereinafter referred to as 'ABN AMRO'

whereas:

-     a credit agreement dated 22.12.2010 exists between ABN AMRO and the borrower(s) specified therein, hereinafter referred to as the "Existing Credit Agreement";
-     the Borrower and ABN AMRO intend to preserve the rights and obligations under or in connection with the Existing Credit Agreement, as amended and/or supplemented, in accordance with the provisions of this Credit Agreement, hereinafter referred to as the "Credit Agreement", which in its entirety will read as follows:

hereby agree as follows:

The Borrower and ABN AMRO agree to amend and/or supplement the rights and obligations under or in connection with the Existing Credit Agreement, without terminating the Existing Credit Agreement, as recorded in this Credit Agreement.

ABN AMRO is prepared to enter into this Credit Agreement on the basis of the information provided. The overdraft facility is granted to finance the business operations of the Borrower.
The Borrower's obligations to ABN AMRO arising from bank guarantees issued by ABN AMRO for the account and risk of the Borrower will be administered under the contingent liability facility.

Facility amount                                                                      EUR 1.750.000,=

Breakdown of facility amount
Overdraft facility                                                                    EUR    250.000,=
Contingent liability facility                                              EUR 1.500.000,=

Rates and charges
Overdraft facility
-      Current debit interest rate                                             6,05% per annum
        which is made up of:
        -     ABN AMRO Euro Base Rate                                4,30% per annum (minimum 3,00%)
        -     Individual margin                                                    1,75% per annum
-      Facility fee                                                                       0,25% per quarter
The facility fee is calculated over the highest interest-bearing debit balance, with a minimum of EUR 625,=.

Security and covenants
-       Joint and several liability of all parties named under 1. above, pursuant to I.4 of the ABN AMRO General Credit Provisions.
-       Pledge of stocks.
-       Pledge of business chattels.
-       Pledge of receivables.
At first request, the Borrower shall provide ABN AMRO, periodically if so desired, with an itemised and validly signed list of his trade receivables. This list shall be submitted by means of a form supplied by ABN AMRO to the Borrower for this purpose and shall be accompanied by a list of receivables.
-       Subordination agreement providing that the Borrower's debt of EUR 3.748.000,= to Key Inc. under annual accounts for the financial year 30.09.2010 is subordinated to the debt to ABN AMRO. (new)
-       A right of pledge on all goods referred to in Article 24 of the General Banking Conditions.
-       A right of pledge on the rights of recourse and the subrogated rights arising pursuant to the joint and several liability referred to in I.4.3 of the ABN AMRO General Credit Provisions.

Establishing a (new) security right in favour of ABN AMRO does not serve to replace or release (existing) security rights in favour of ABN AMRO, unless expressly agreed otherwise.

Authorization

The Existing Credit Agreement includes a provision on power(s) of attorney, as detailed under the heading "Authorization", hereinafter referred to as the " Authorization Provision". The stipulations of the Authorization Provision shall continue to be effective, irrespective of whether the Authorization Provision or this provision is included in this Credit Agreement, as may be amended, supplemented or replaced from time to time.

Other provisions
-  For the purpose of this credit arrangement,
-       tangible net worth is understood to mean:
the equity capital (consisting of the issued and paid-up share capital, the share premium reserves, the revaluation reserve to the extent that it relates to revalued real estate, other statutory reserves (e.g. in relation to share repurchases), reserves required under the articles of association (to the extent these were created for capital maintenance purposes)  and other reserves (e.g. the distributed profits and/or losses for prior financial years and the undistributed profit or loss for the current financial year)), increased by the deferred tax liabilities with respect to the revalued real estate, increased by the - in relation to, inter alia, ABN AMRO - subordinated debts owed to third parties or shareholders, decreased by the intangible fixed assets,
decreased by the deferred tax assets (tax receivables),
decreased by the participating interests (including minority interests), decreased by the debts owed by shareholders/directors and participating interests (including minority interests) and group companies, and finally decreased by the shares held by the Borrower in his own capital, all as shown in the annual accounts;

-       adjusted balance sheet total is understood to mean:
adjusted balance sheet total:
the balance sheet total,
decreased by the intangible fixed assets,
decreased by the deferred tax assets (tax receivables),
decreased by the participating interests (including minority interests), decreased by the debts owed by shareholders/directors and participating interests (including minority interests) and group companies, and finally decreased by the shares held by the Borrower in his own capital, all as shown in the annual accounts;
annual accounts is understood to mean:
the Borrower’s annual accounts, consisting of the consolidated balance sheet, profit and loss account and accompanying notes, including a compilation report drawn up by a qualified accounting consultant acceptable to ABN AMRO in accordance with the calculation bases and accounting principles applied in the Borrower’s consolidated annual accounts for the financial year 30.09.2000.
-       No repayments of principal on the debt of EUR 3.748.000,= to Key Inc. will be made as long and insofar as the tangible net worth represents less than 30% of the adjusted balance sheet total. (new)
-       With a view to the continuity of the Borrower’s business, ABN AMRO deems it necessary that the tangible net worth must at all times represent at least 30% of the adjusted balance sheet total.
This criterion must be satisfied throughout the facility period.
-      The Borrower will as far as possible lead his incoming and outgoing payments through ABN AMRO.
-      All relations between the Borrower and ABN AMRO shall be subject to the General Conditions ABN AMRO Bank N.V. (in Dutch: ‘Algemene Voorwaarden ABN AMRO Bank N.V.’), consisting of: Part I: General Banking Conditions (in Dutch: ‘Algemene Bankvoorwaarden’) and Part II: Client Relationship Conditions (in Dutch:  ‘Voorwaarden Cliëntrelatie’). In addition, this Credit Agreement shall also be subject to the ABN AMRO General Credit Provisions of November 2009, attached to this Credit Agreement. By signing this Credit Agreement the Borrower declares that he has received a copy of the General Conditions ABN AMRO Bank N.V. and the ABN AMRO General Credit Provisions and is fully aware of the contents thereof.
-      The following will apply in addition or contrary to the ABN AMRO General Credit Provisions:
-       If, in accordance with article 2:362 subsection 8 of the Netherlands Civil Code, the Borrower decides to draw up his consolidated annual accounts in accordance with the accounting standards formulated by the International Accounting Standards Board and approved by the European Commission, or if the Borrower chooses to adopt different calculation methods or principles of valuation, he shall inform ABN AMRO accordingly, in writing.

The annual accounts thus drawn up shall be accompanied by calculations prepared by his registeraccountant or qualified accounting consultant, which calculations shall provide an insight into the impact of the new accounting policies and/or standards on the financial ratio(s) stipulated in this Credit Agreement as well as any other agreements entered into by ABN AMRO and the Borrower. Partly on the basis of the aforesaid calculations, and following consultation with the Borrower, ABN AMRO may, if necessary, revise the financial ratio(s) concerned.

OTC-derivatives

-  ABN AMRO is prepared, until further notice, to enter into OTC-derivatives with the Borrower (hereinafter also referred to as “the Client”). However, ABN AMRO is not obliged to enter into such transactions with the Client. ABN AMRO will assess each transaction separately.
-  The above-mentioned security and/or covenants also serve as security for the fulfilment of the obligations arising from derivatives transactions.
-  The General Provisions governing Derivatives Transactions May 2001 (“Algemene Bepalingen Derivatentransacties mei 2001”) and the Treasury Services Conditions of ABN AMRO (“Voorwaarden Treasurydienstverlening ABN AMRO”) will apply to all derivatives transactions between the Client and ABN AMRO insofar no other conditions have been agreed upon.
ABN AMRO effects OTC derivatives transactions pursuant to the Treasury Services Order Execution Policy of ABN AMRO (“Orderuitvoeringsbeleid Treasurydienstverlening ABN AMRO”). By signing this Credit Agreement, the Client grants permission to ABN AMRO to execute orders pursuant to said policy. By signing this Credit Agreement, the Client declares that he has received a copy of the brochure Information Treasury Services of ABN AMRO (“brochure Informatie Treasurydienstverlening ABN AMRO”) and is fully aware of the contents thereof.
Said brochure contains the General Provisions governing Derivatives Transactions May 2001 (“Algemene Bepalingen Derivatentransacties mei 2001”) and the Treasury Services Conditions of ABN AMRO (“Voorwaarden Treasurydienstverlening ABN AMRO”), as well as the Information Sheet Treasury Services of ABN AMRO (“Informatieblad Treasurydienstverlening ABN AMRO”), which contains a general description of the nature and risks of Over-The-Counter (OTC) derivatives.
-  In addition to article 8 of the General Provisions governing Derivatives Transactions May 2001 (“Algemene Bepalingen Derivatentransacties mei 2001”), ABN AMRO may terminate one or more transactions immediately in full or in part, without any warning or notice of default being required, and all debts owed by the Client on account of the transactions, whether or not payable, contingent or absolute, shall be payable to ABN AMRO forthwith and in full if and as soon as:
(i) in the view of ABN AMRO, any such transaction does no longer serve to manage interest rate or other risks and has thus acquired a speculative character;
(ii) the borrowing relationship with ABN AMRO is terminated in full or in part.

Availability
The credit facility laid down in this Credit Agreement will be made available if all security and undertakings (verklaringen) referred to in this Credit Agreement have been established to ABN AMRO’s satisfaction.

Signature:

Enschede, 31.01.2011
ABN AMRO Bank N.V.
Branch: De Klanderij 50

/s/ Thijs Winkel
/s/ Patrick Mensen

Beusichem, 22-12-2011
Suplusco Holding B.V.

/s/ Timothy Lobdell

Beusichem, 22-12-2011
Key Technology B.V.

/s/ Timothy Lobdell